Exhibit 99.1

Oncolytics Biotech Inc. (the “Corporation”) Special Meeting January 15, 2026 at 10:00am ET https:// virtual-meetings.tsxtrust.com/1847 password: onc2026 (the “Meeting”) Proxy Voting – Guidelines and Conditions 1. THIS PROXY IS SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF THE CORPORATION. 2. THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING. 3. If you appoint the Management Nominees indicated on the reverse to vote on your behalf, they must vote in accordance with your instructions or, if no instructions are given, in accordance with the Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose. 4. This proxy confers discretionary authority on the person named to vote in their discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the meeting or any adjournment or postponement thereof. 5. The securityholder has a right to appoint a person or company to represent the securityholder at the meeting other than the person or company designated in the form of proxy. Such right may be exercised by inserting, on the reverse of this form, in the space labeled “Please print appointee name”, the name of the person to be appointed, who need not be a securityholder of the Corporation. 6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the securityholders of the Corporation. 7. To be valid, this proxy must be filed using one of the Voting Methods and must be received by TSX Trust Company before the Filing Deadline for Proxy, noted on the reverse or in the case of any adjournment or postponement of the meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chair of the meeting in their discretion, and the Chair is under no obligation to accept or reject any particular late proxy. 8. If the holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the holder may be required to provide documentation evidencing the signatory’s power to sign the proxy. 9. Guidelines for proper execution of the proxy are available at www.stac.ca. Please refer to the Proxy Protocol. DO NOT USE – NEEDED FOR INKJETTING Electronic Delivery If you are a registered securityholder and wish to enroll for electronic delivery for future issuer communications including meeting related materials, financial statements, DRS, etc., where applicable, you may do so: 1. After you vote online at https://www.meeting-vote.com using your 13- digit control number. 2. Through TSX Trust’s online portal, Investor Central. You may log in or enroll at services.tsxtrust.com/edelivery For assistance, please contact TSX TRUST INVESTOR SERVICES. Mail: 301 - 100 Adelaide Street West Toronto, ON, M5H 4H1 Tel: 1-800-387-0825 or 416-682-3860 Email: shareholderinquiries@tmx.com Investor Central TSX Trust Company offers at no cost to holders, the convenience of secure 24- hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable holder forms and Frequently Asked Questions. To register, please visit: https://www.tsxtrust.com/icreg and complete the registration form. VOTING METHOD INTERNET Go to https://www.meeting-vote.com and enter the 13 digit control numbers above FACSIMILE 416-607-7964 MAIL or HAND DELIVERY TSX Trust Company BY MAIL: Proxy Department, P.O. Box 721, Agincourt, ON M1S 0A1 BY HAND: 301 - 100 Adelaide Street West, Toronto, Ontario, M5H 4H1

RESOLUTIONS - VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES Oncolytics Biotech Inc. (the “Corporation”) Special Meeting January 15, 2026 at 10:00am ET https:// virtual-meetings.tsxtrust.com/1847 password: onc2026 SECURITY CLASS: Common Shares RECORD DATE: December 9, 2025 FILING DEADLINE FOR PROXY: January 13, 2026 at 10:00am ET The undersigned hereby appoints Mr. Jared Kelly or, failing this person, Mr. Kirk Look (the “Management Nominees”), or instead of any of them, the following Appointee as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at said meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below. APPOINTEES Please print appointee name FORM OF PROXY (“PROXY”) Signature of registered owner(s) Date (MM/DD/YYYY) This proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED PLEASE PRINT NAME - SEE VOTING GUIDELINES ON REVERSE - 1. Continuance Resolution FOR AGAINST To consider and, if thought advisable, pass, with or without variation, a special resolution authorizing the continuance of the Corporation from the Province of Alberta under the Business Corporations Act (Alberta) to the Province of British Columbia under the Business Corporations Act (British Columbia) (the “Continuance”), subject to and conditional upon the approval of the Domestication Resolution (as described below). 2. Domestication Resolution FOR AGAINST To consider and, if thought advisable, pass, with or without variation, a special resolution authorizing the continuation of the Corporation out of the Province of British Columbia and domestication to the State of Nevada and the adoption of the articles of domestication and new articles of incorporation (the "Domestication"), subject to and conditional upon the approval of the Continuance Resolution (as described above). 3. 2026 Incentive Award Plan Resolution FOR AGAINST To consider and, if thought advisable, approve, subject to and conditional upon the completion of the Continuance and Domestication, the 2026 Incentive Award Plan.